As filed with the Securities and Exchange Commission on March 31, 2008
Registration Nos. 333-146273
333-146273-01
333-146273-02
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-effective Amendment No. 1 to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORTEL NETWORKS CORPORATION	NORTEL NETWORKS LIMITED	NORTEL NETWORKS INC.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
Canada	Canada	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

98-0535482	62-12-62580	04-2486332
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

195 The West Mall Toronto, Ontario, Canada M9C 5K1 (905) 863-7000	195 The West Mall Toronto, Ontario, Canada M9C 5K1 (905) 863-7000	2221 Lakeside Boulevard Richardson, Texas 75082 (615) 432-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
CT Corporation
3500 North St. Paul Street, Suite 2900
Dallas, Texas 75201
(214) 979-1172
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Gordon A. Davies, Esq. Deputy General Counsel and Corporate Secretary Nortel Networks Corporation 195 The West Mall Toronto, Ontario, Canada M9C 5K1 (905) 863-7000	Craig B. Brod, Esq. Sandra L. Flow, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public:  Completed.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

Nortel Networks Corporation (the “Company”), Nortel Networks Limited (“NNL”) and Nortel Networks Inc. (“NNI” and, together with the Company and NNL, the “Registrants”) filed a Registration Statement on Form S-3 (Registration Nos. 333-146273, 333-146273-01, and 333-146273-02) on September 24, 2007, as amended on December 21, 2007 (the “Registration Statement”), pursuant to the terms of a registration rights agreement filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated March 28, 2007 (the “Registration Rights Agreement”). The Registration Statement became effective on December 21, 2007. The Registration Statement registered the resale by certain selling securityholders named in the prospectus included therein or in related prospectus supplements of up to $575,000,000 principal amount of the Company’s 1.75% Convertible Senior Notes due 2012 (the “2012 Notes”) and up to $575,000,000 principal amount of the Company’s 2.125% Convertible Senior Notes due 2014 (the “2014 Notes,” and together with the 2012 Notes, the “Notes”), the related guarantees by NNL and initially NNI (the “Guarantees”) and the Company’s common shares issuable upon conversion of the Notes (the “Common Shares,” and together with the Notes and Guarantees, the “Registrable Securities”).

Pursuant to the terms of the Registration Rights Agreement, the obligation of the Registrants to keep the Registration Statement effective has expired. In accordance with the Registration Rights Agreement and in accordance with the Registrant’s undertaking under Item 512(a)(3) of Regulation S-K, the Registrants are filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all previously registered and unsold Registrable Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 31st day of March, 2008.

NORTEL NETWORKS CORPORATION

By:	/s/ Gordon A. Davies
Gordon A. Davies
Deputy General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on behalf of Nortel Networks Corporation by the following persons in the capacities indicated on the 31st day of March, 2008.

Signature	Title

Principal Executive Officer

Mike S. Zafirovski* (Mike S. Zafirovski)	President and Chief Executive Officer, and a Director

Principal Financial Officer

Paviter S. Binning* (Paviter S. Binning)	Executive Vice-President and Chief Financial Officer

Principal Accounting Officer

Paul W. Karr* (Paul W. Karr)	Controller

Authorized Representative in the United States

NORTEL NETWORKS INC.

/s/ Lynn C. Egan (Lynn C. Egan)	Assistant Secretary

Directors

J.H. Bennett* (J.H. Bennett)	R.D. McCormick* (R.D. McCormick)

M. Bischoff* (M. Bischoff)	C. Mongeau* (C. Mongeau)

J.B. Hunt, Jr.* (J.B. Hunt, Jr.)	H.J. Pearce* (H.J. Pearce)

K.M. Johnson* (K.M. Johnson)	J.D. Watson* (J.D. Watson)

J.A. MacNaughton* (J.A. MacNaughton)	M.S. Zafirovski* (M.S. Zafirovski)

J.P. Manley* (J.P. Manley)

/s/ Gordon A. Davies By:* (Gordon A. Davies, as attorney-in-fact March 31, 2008.)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, the 31st day of March, 2008.

NORTEL NETWORKS LIMITED

By:	/s/ Gordon A. Davies
Gordon A. Davies
Deputy General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on behalf of Nortel Networks Limited by the following persons in the capacities indicated on the 31st day of March, 2008.

Signature	Title

Principal Executive Officer

Mike S. Zafirovski* (Mike S. Zafirovski)	President and Chief Executive Officer, and a Director

Principal Financial Officer

Paviter S. Binning* (Paviter S. Binning)	Executive Vice-President and Chief Financial Officer

Principal Accounting Officer

Paul W. Karr* (Paul W. Karr)	Controller

Authorized Representative in the United States

NORTEL NETWORKS INC.

/s/ Lynn C. Egan (Lynn C. Egan)	Assistant Secretary

Directors

J.H. Bennett* (J.H. Bennett)	R.D. McCormick* (R.D. McCormick)

M. Bischoff* (M. Bischoff)	C. Mongeau* (C. Mongeau)

J.B. Hunt, Jr.* (J.B. Hunt, Jr.)	H.J. Pearce* (H.J. Pearce)

K.M. Johnson* (K.M. Johnson)	J.D. Watson* (J.D. Watson)

J.A. MacNaughton* (J.A. MacNaughton)	M.S. Zafirovski* (M.S. Zafirovski)

J.P. Manley* (J.P. Manley)

/s/ Gordon A. Davies By:* (Gordon A. Davies, as attorney-in-fact March 31, 2008.)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, the 31st day of March, 2008.

NORTEL NETWORKS INC.

By:	Karen E. Sledge*
Karen E. Sledge
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on behalf of Nortel Networks Inc. by the following persons in the capacities indicated on the 31st day of March, 2008.

Signature	Title

Principal Executive Officer

Karen E. Sledge* (Karen E. Sledge)	President and a Director

Principal Financial Officer

Karen E. Sledge* (Karen E. Sledge)	President and a Director

Principal Accounting Officer

Kimberly P. Poe* (Kimberly P. Poe)	Treasurer

Directors

Karen E. Sledge* (Karen E. Sledge)	Paul W. Karr* (Paul W. Karr)

/s/ Gordon A. Davies By:* (Gordon A. Davies, as attorney-in-fact March 31, 2008.)